EXHIBIT H


REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of ____________, 1998, between Gottschalks Inc., a Delaware corporation ("Gottschalks"), and The Harris
Company, a
California corporation ("Harris").

RECITALS

WHEREAS, Gottschalks has entered into that certain
Asset Purchase
Agreement, dated as of July 21, 1998 (the "Asset
Purchase
Agreement"; all capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Asset
Purchase Agreement), with Harris and El Corte Ingles,
S.A., a
Spanish corporation and the parent of Harris ("ECI").

WHEREAS, pursuant to the Asset Purchase Agreement (i)
Gottschalks
has agreed to issue to Harris on the Closing Date two million ninety-five thousand nine hundred (2,095,900) shares
(the
"Shares") of Gottschalks' common stock, par value $.01 per share
(the "Gottschalks Common Stock"),

WHEREAS, the Shares have not been registered under the Securities
Act and are subject to restrictions on resale or other disposition;

WHEREAS, Gottschalks desires to grant, and Harris desires to accept, the registration rights set forth in this Agreement in respect of the Registrable Shares, as defined herein;
and

WHEREAS, execution and delivery of this Agreement by the parties hereto is a condition precedent to the closing of the Asset
Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:

SECTION 1.  Definitions.
As used in this Agreement, the following terms shall have the following respective meanings:
"Divesture Date" means any date upon which Harris or ECI (if the
Shares are transferred to ECI pursuant to Section 8 hereof) is the registered owner of less than ten percent (10%) on a fully diluted basis of the Gottschalks Common Stock then outstanding.
"fully diluted" means, with respect to the Gottschalks
Common
Stock, the total number of outstanding shares of the Gottschalks
Common Stock (for such purposes, treating as outstanding
Gottschalks Common Stock all options or warrants to purchase and securities convertible into (or exchangeable or redeemable for) the Gottschalks Common Stock as of the relevant measurement date).
"Holder" means Harris and any transferee or assignee as permitted under Section 8 hereof up until but not including and not beyond the Divesture Date.
"Registrable Shares" means the Shares issued to Harris pursuant to the Asset Purchase Agreement or the transactions contemplated thereby, including any securities issued in respect thereof pursuant to a stock dividend, stock split, recapitalization or similar event. As to any particular Registrable
Shares, once
issued such securities shall cease to be Registrable
Shares when
(A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (C) such securities are eligible to be resold pursuant to Rule 144(k).
The terms "register," "registered" and "registration" refer to the preparation and filing with the SEC of a registration statement or similar document in compliance with the Securities
Act and the declaration or ordering of the effectiveness of such registration statement or document.
"Registration Expenses" means all expenses, except
Selling
Expenses, incurred by Gottschalks while complying with

Section 2
of this Agreement. Registration Expenses shall include, without limitation, all registration and filing fees and other qualification fees, blue sky fees, printing expenses and fees and disbursements of Gottschalks' accountants and legal counsel incurred in any registration pursuant to Section 2.
"SEC" means the United States Securities and Exchange
Commission
or any successor agency.
"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.
"Selling Expenses" means all underwriting discounts, selling commissions, stock transfer taxes relating to any Holder's registered securities and any fees and disbursements of counsel, accountants or other agents for any Holder.
"Asset Purchase Agreement" shall have the meaning given in the recitals hereof.

SECTION 2.  Registration.
(a) Registration Statement. If Gottschalks proposes to register any Gottschalks Common Stock, whether or not for sale for its own account (other than a registration relating to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating to the sale of securities to participants in a stock or employee benefit plan, a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering, and declared effective, or any other registration on a Form not suitable for the registration of Registrable Shares), Gottschalks will give written notice to all Holders of Gottschalks' intention to effect such a registration and include in such registration all Registrable Shares with respect to which Gottschalks has received written notice from a Holder for inclusion therein within 10 days after the date of Gottschalks' notice
(in such
capacity such Holder a "Requesting Holder"); provided, however, that nothing in this Section 2 shall be construed as granting to any Holder the right to require Gottschalks to initiate the registration of any Gottschalks Common Stock; provided, further, that:
(i) if, at any time after giving written notice of its intention to register any shares and, prior to the effective date of the
Registration Statement filed in connection with such registration, Gottschalks shall determine for any reason not to register such shares, Gottschalks may, at its election, give written notice of such determination to each Holder requesting inclusion therein, and, thereupon, Gottschalks shall be relieved of its obligation to register any Registrable Shares in connection with such withdrawn or unfiled registration
(but not
of its obligation to pay the Registration Expenses in connection therewith pursuant to Section 3 hereto); and
(ii) if such registration shall be in connection with an underwritten public offering and the underwriter or managing underwriter, as the case may be, shall advise
Gottschalks that in
its opinion the number of shares requested to be included in such registration or offering exceeds the number of such securities which can be sold in (or during the time of) such offering or would have an adverse impact on the price of such securities, the amount to be registered shall be allocated first, to Gottschalks, and second, pro rata among the Requesting Holders desiring to participate in such registration and the other holders of the
Gottschalks' securities requested to be included in such registration, based on the numbers of shares initially proposed to be included by such holders.
(b)  Selection of Managing Underwriter; Customary
Agreements.  If
any registration pursuant to this Section 2 is an underwritten public offering:
(i) the Holders shall not have the right to select the managing underwriter to administer such offering; and
(ii) the Requesting Holders agree to enter into customary agreements (including, if requested, an underwriting agreement), and take such other actions in connection therewith as Gottschalks or the underwriter(s) shall request in order to consummate such registration.
(c) Notice of Effectiveness. Upon declaration of effectiveness by the SEC of a registration statement filed pursuant to this
Agreement, Gottschalks shall give written notice thereof to each
Holder whose Registrable Securities are included in such registration statement.
(d) Blackout Periods. Following the effective date of any registration statement filed pursuant to this Section
2,
Gottschalks shall be entitled, from time to time, to notify the
Holders to discontinue offers or sales of Registrable
Securities
pursuant to such registration statement for the period of time stated in such notice, up to a maximum of sixty (60) consecutive days (such notice being a "Blackout Notice"), if Gottschalks determines, in its reasonable business judgment, that such offers and sales would materially interfere with any financing, acquisition, corporate reorganization, securities offering or other material transaction, or if there has been any development, event, occurrence or change in circumstances which Gottschalks would not be required to disclose at such time other than in connection with a registration statement, involving
Gottschalks
or any of its subsidiaries, taken as a whole. Such notice shall be signed by an authorized officer of Gottschalks and shall certify such determination. Each Holder agrees that upon receipt of a Blackout Notice such Holder shall discontinue offers or sales of Registrable Securities pursuant to any such registration statement for the period of time stated in the Blackout
Notice
and the time period set forth in subsection 2(e) shall be tolled during such period. Gottschalks may issue any number of Blackout
Notices and such notices may be given consecutively.
(e)  Effectiveness of Registration Statements.
Gottschalks shall
cause any registration statement filed pursuant to this
Section 2
to remain effective for at least ninety (90) days after it is declared or ordered effective or until the Holders have completed the distribution described therein, whichever first occurs;
provided, however, that in no event will Gottschalks be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which Gottschalks would be so required to prepare and file such audited financial statements if such registration statement were no longer effective and usable.
(f) Holdback Agreement. In the event of any filing of a prospectus supplement or the commencement of an underwritten public distribution of the Gottschalks Common Stock under a
Registration Statement, whether or not Registrable
Shares are
included, each Holder agrees not to effect any public sale or distribution of the Gottschalks Common Stock (except as part of such underwritten public distribution), including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by Gottschalks in a written notice duly given to Holders, which period shall commence approximately
14 days
prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such Gottschalks Common Stock under a Registration Statement and shall continue for up to 90 consecutive days after such effective date or commencement.
SECTION 3.  Expenses of Registration.
For the first two registrations of Gottschalks Common
Stock in
which any Holder exercises its right to include in such registration Registrable Shares pursuant to Section 2 hereof (in such capacity such Holder a "Participating Holder"), Gottschalks shall bear the Registration Expenses arising out of such registrations; provided, however, that all Selling
Expenses
relating to the registered securities of any Participating Holder shall be borne by all Participating Holders and Gottschalks shall have no liability therefor. Thereafter, for any registration of
Gottschalks Common Stock pursuant to Section 2 hereof, the
Participating Holders, jointly and severally, shall promptly reimburse Gottschalks for all incremental Registration
Expenses
attributable to the inclusion of Registrable Shares in such registration statement in addition to bearing pro rata all
Selling Expenses relating to the Registrable Shares.
SECTION 4.  Registration Procedures.
For each registration, qualification or compliance carried out by
Gottschalks pursuant to this Agreement, Gottschalks shall give each Holder written notice of the initiation of such registration, qualification or compliance and
Gottschalks will:
(a) provide to each Holder participating in such registration a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and any other documents as may reasonably be necessary to facilitate a public offering;
(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement during the effectiveness of such registration statement;
(c) use its best efforts to register or qualify all Shares covered by such registration statement under such securities or blue sky laws of such jurisdiction as each Holder shall reasonably request, except that Gottschalks shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent generally to service of process in any such jurisdiction; and
(d) immediately notify each Holder of Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such
Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
SECTION 5.  Information by Holder.
Each Holder of Registrable Securities participating in any registration shall provide Gottschalks, when requested, with written information regarding itself, its ownership of securities of Gottschalks, the distribution proposed by such Holder and such other information as may be legally required in connection with such registration. Such writing shall expressly state that it is being furnished to Gottschalks for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be. Each Holder agrees, by its acquisition of
Registrable Shares and its acceptance of the benefits provided to it hereunder, to furnish promptly to Gottschalks all information required to be disclosed in order to make any previously furnished information not misleading.
SECTION 6.  Delay of Registration.
No Holder shall obtain or seek an injunction restraining or otherwise delaying any registration referred to in this Agreement as a result of any controversy arising out of the interpretation or implementation of this Agreement.
SECTION 7.  Indemnification.
(a) Gottschalks will indemnify each Holder of Shares covered by any such registration statement, its officers, directors and partners and each person who controls such Holder within the meaning of Section 15 of the Securities Act against all reasonable expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the defense and settlement of any litigation, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or documents incorporated by reference therein, or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of any violation by Gottschalks of the Securities Act or any rule or regulation promulgated under the Securities Act; provided, however, that Gottschalks will not be under an obligation to indemnify any of them (i) if any of the foregoing are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to Gottschalks by any Holder or controlling person or (ii) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of any Holder's or underwriter's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such person if such statement or omission was corrected in such final prospectus or supplement; provided further, that the indemnity agreements contained in this subsection shall not apply to amounts paid in any settlement if such settlement is effected without the consent of Gottschalks.
(b) Each Holder participating in a registration pursuant to this
Agreement will indemnify Gottschalks, its directors and officers, each person who controls Gottschalks within the meaning of
Section 15 of the Securities Act, and each other Holder and each of its officers and directors and each person controlling such
Holder within the meaning of Section 15 of the Securities Act, against all reasonable expenses, claims, losses, damages and liabilities incurred and actions arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement and any documents related thereto or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of the violation by any such
Holder of the Securities Act or any rule or regulation promulgated thereunder; provided, however, that such Holder will only be obligated to indemnify any of them for any of the foregoing based upon a material misstatement or an omission
(alleged or otherwise) made in reliance upon information furnished to Gottschalks by such Holder.
(c)  Each party entitled to indemnification under this
Section 7
("Indemnified Party") shall give prompt notice to the party required to provide indemnification ("Indemnifying
Party") as
soon as Indemnified Party has actual knowledge of any claim for which indemnify may be sought, and shall permit
Indemnifying
Party to assume and control the defense of any such claim or any litigation resulting therefrom, provided that
Indemnified Party
will have the right to approve (whose approval shall not be unreasonably withheld) of the counsel chosen by Indemnifying
Party to defend such claim or litigation, and provided that
Indemnified Party may participate in such defense at Indemnified
Party's expense. The failure of any Indemnified Party to give notice of a claim subject to indemnification shall not relieve
Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to
Indemnifying Party's ability to defend such claim.
Indemnifying
Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defense. In defending such claim, Indemnifying Party shall not, without the prior written consent of Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include an unconditional provision releasing
Indemnified Party
from all liability in respect to such claim or litigation.
(d) The obligations of Gottschalks and Holders under this
Section 7 shall survive the completion of any offering of
Registrable Securities in a registration statement under this
Agreement, and otherwise.
SECTION 8.  Transfer of Registration Rights.
Any Holder's rights under Section 2 hereof may not be assigned or transferred except to an affiliate that is bound by and becomes a party to that certain Stockholders' Agreement dated as of _______
__, 1998 among Gottschalks, ECI, Joseph Levy and Bret
Levy.
SECTION 9.  Amendment of Registration Rights.
Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Gottschalks and Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder, each transferee or assignee of Holder pursuant to Section 8 of this Agreement.
SECTION 10.  Termination of Registration Rights.
No Holder shall be entitled to exercise any right provided for in this Agreement after the fifteenth anniversary of the date hereof.

SECTION 11.  Notices.
All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (i) when delivered personally or by telecopier,
(ii) if to a
party in the same country as the mailing party, when mailed first class registered or certified mail, postage prepaid, or
(iii) if
to a party in a different country from the sending party, on the second day following deposit with a reputable commercial air courier, charges prepaid, to each respective party as shown below:
(a) If to the holders of Registrable Securities, to the addresses shown on the signature page(s) hereto, with a copy to:

     McPeters, McAlearney, Shimoff & Hatt
     4 W. Redlands Boulevard, 2nd Floor
     P.O. Box 2084
     Redlands, California 92373
     Attention: Thomas H. McPeters, Esq.
     Telecopier: (909) 792-6234

(b)  If to Gottschalks to:
     Gottschalks Inc.
     7 River Park Place
     Fresno, California 93720
     Attention: General Counsel
     Telecopier: (209) 434-4666

with a copy to:
     O'Melveny & Myers LLP
     400 South Hope Street
     Los Angeles, California 90071
     Attention: D. Stephen Antion, Esq.
     Telecopier: (213) 430-6407

SECTION 12.  Parties in Interest.
This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

SECTION 13.  Counterparts.
This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 14.  Headings.
The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

SECTION 15.  Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of law.

SECTION 16.  Arbitration.
(a) Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Agreement or this Section 16 shall be determined by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American
Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act. The arbitration shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American Arbitration
Association with
the Holders, on the one hand, and Gottschalks, on the other, alternately striking names, with the last name remaining to be the arbitrator so selected. In the event that either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section 1281.8 of the Cal.
Civ. Proc. Code shall apply. The arbitration of such issues, including without limitation any award of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law. The parties intend that this Section shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.
(b) Any arbitration proceedings hereunder shall be held in Los
Angeles, California.
(c) Judgment upon any award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.
SECTION 17.  Attorney's Fees.  In the event of any
action
complaint, petition or other proceeding, ("Action") by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such
Action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item.
The parties intend that the preceding sentences be severable from the other provisions of this Agreement, survive any judgement and, to the maximum extent permitted by law, not be deemed merged into such judgment.
SECTION 18.  Severability.
In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
SECTION 19.  Entire Agreement.
This Agreement, together with the Asset Purchase
Agreement and
the other agreements of Gottschalks, Harris and ECI of even date herewith, contains the entire understanding of the parties with respect to the subject matter of this Agreement.
 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                              GOTTSCHALKS INC.



                              By:
                              Its:



                              THE HARRIS COMPANY
                              By:
                              Its:
                              Notice Address:




EXHIBIT I
FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT



PREPARED BY AND
RETURN TO WHEN RECORDED:
Gottschalks Inc.
7 River Park Place East
Fresno, California 93729
Attn:  Warren L. Williams, Esq.
_________________________________________________________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS AGREEMENT is made and entered into as of the _____
day of
____________, 1998, by and between
_____________________________
("Lender") and GOTTSCHALKS INC., 7 River Park Place
East, Fresno,
California 93729 ("Tenant").
WITNESSETH:
WHEREAS, by the lease described on Schedule 1 hereto
(the
"Lease"), the Tenant has leased from
______________________
("Landlord") certain premises ("Premises") located in the City of
_____________, County of _______________, State of
California,
which Premises are legally described on Schedule 2 attached hereto, together with and subject to various easements and rights as referenced in the Lease.

WHEREAS, Lender is the holder of a [deed of trust and assignment of rents] on the Premises, given to the Lender by Landlord, dated as of ___________ ____, 19___, recorded in the Official
Records
of ______________ County, California as Instrument No.
_____________ (collectively referred to herein with any other documents securing the debt secured by the deed of trust as the
"Mortgage").

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   Lender hereby consents to the Lease.  The Lease
and all
extensions, renewals, replacements or modifications
thereof are
and shall be subject and subordinate to the Mortgage
and all
terms and conditions thereof insofar as it affects the
Premises,
and to all renewals, modifications, consolidations,
replacements
and extensions thereof, to the full extent of amounts
secured
thereby and interest thereon.
2.   Tenant shall attorn to and recognize any purchaser
at a
foreclosure sale under the Mortgage, any transferee who
acquires
the Premises by deed in lieu of foreclosure, and the
successors
and assigns of such purchaser(s), as its landlord for
the
unexpired balance (and any extensions, if exercised) of
the term
of the Lease on the same terms and conditions set forth
in the
Lease.
3.   If it becomes necessary to foreclose the Mortgage,
Lender
shall neither terminate the Lease nor join Tenant in
summary or
foreclosure proceedings so long as Tenant is not in
default under
any of the terms, covenants or conditions of the Lease.
4.   Nothing herein contained shall impose any
obligations upon
Lender to perform any of the obligations of Landlord as
landlord
under the Lease, unless and until Lender shall become
owner or
lender in possession of the Premises.
5.   Any notice required or desired to be given under
this
Agreement shall be in writing and shall be deemed given
(a) upon
receipt if delivered personally; (b) two (2) business
days after
being deposited into the U.S. mail if being sent by
certified or
registered mail, return receipt requested, postage
prepaid; or
(c) one (1) business day after being sent by reputable
overnight
courier service (e.g., Federal Express, Airborne, etc.)
with
guaranteed overnight delivery, and addressed as
follows:
               If to Lender:
                              _________________________
                              _________________________
                              _________________________
                              _________________________

               If to Tenant:       GOTTSCHALKS INC.
                              [Store Address]
                              _________________________
                              Attn:  Manager
               With a copy to:     GOTTSCHALKS INC.
                              7 River Park Place East
                              Fresno, California 93729
                              Attn:  General Counsel

6. This Agreement shall be binding upon and inure to the benefit of any person or entity acquiring rights to the Premises by virtue of the Mortgage, and the successors, administrators and assigns of the parties hereto.
[SIGNATURES APPEAR ON NEXT PAGE]


IN WITNESS WHEREOF, the parties hereto have executed
these
presents as of the day and year first above written.
LENDER:
                                   By:
                                        Name:
                                        Title:





TENANT:                GOTTSCHALKS INC.,
                       a Delaware corporation
                                   By:
                                        Name:
                                        Title:


 State of California               )
                         ) SS.
County of ____________________     )
On ______________________, 1998 before me,
___________________________, personally appeared
______________________________________, personally
known to me
(or proved to me on the basis of satisfactory evidence)
to be the
person(s) whose name(s) is/are subscribed to the within
instrument and acknowledged to me that he/she/they
executed the
same in his/her/their authorized capacity(ies), and
that by
his/her/their signature(s) on the instrument the
person(s), or
the entity upon behalf of which the person(s) acted,
executed the
instrument.
WITNESS my hand and official seal.
Signature ________________________________   (Seal)





State of California           )
                         ) SS.
County of ____________________     )
On ______________________, 1998 before me,
___________________________, personally appeared
______________________________________, personally
known to me
(or proved to me on the basis of satisfactory evidence)
to be the
person(s) whose name(s) is/are subscribed to the within
instrument and acknowledged to me that he/she/they
executed the
same in his/her/their authorized capacity(ies), and
that by
his/her/their signature(s) on the instrument the
person(s), or
the entity upon behalf of which the person(s) acted,
executed the
instrument.
WITNESS my hand and official seal.
Signature ________________________________   (Seal)



SCHEDULE 1
Description of Lease
[Insert description of Lease]



SCHEDULE 2
Description of Premises
[Insert description of Premises]



EXHIBIT J

STANDSTILL AGREEMENT
This Standstill Agreement (this "Agreement") is entered into as of ________, 1998 between El Corte Ingles, S.A., a
Spanish
corporation ("ECI"), and Gottschalks Inc., a Delaware corporation
("Gottschalks").
RECITALS
WHEREAS, pursuant to that certain Asset Purchase
Agreement dated
as of July 21, 1998 (the "Asset Purchase Agreement";
all
capitalized terms used herein and not otherwise defined shall have the meanings given to such terms therein) by and among
Gottschalks, ECI and The Harris Company, a California corporation and a wholly-owned subsidiary of ECI ("Harris"), Gottschalks has agreed to acquire from Harris substantially all of the assets and certain liabilities of Harris for certain consideration, including, but not limited to, certain shares of Common
Stock,
par value $0.01 per share, of Gottschalks (the
"Gottschalks
Common Stock"), all as more fully set forth in the Asset Purchase
Agreement; and
WHEREAS, pursuant to the Asset Purchase Agreement,
Harris shall
acquire as of the date hereof, 2,095,900 shares of Gottschalks
Common Stock (such shares, together with all Gottschalks Common
Stock subsequently acquired by Harris, ECI, or its Affiliates or
Associates, the "ECI Shares");
WHEREAS, ECI and Gottschalks are entering into this Agreement to define certain rights between ECI and Gottschalks in respect of the ECI Shares and certain other matters in consideration of the mutual covenants contained herein; and
WHEREAS, execution and delivery of this Agreement by the parties hereto is a condition precedent to the closing of the Asset
Purchase Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, Gottschalks and ECI hereby agree as follows:

ARTICLE 1.  DEFINITIONS
As used in this Agreement, the following terms shall have the following respective meanings:
Section 1.1    "8% Subordinated Note" means that
certain
$22,217,598.00 principal amount of 8% Non-Negotiable, Extendable
Subordinated Note of Gottschalks in favor of Harris due
2003.
Section 1.2    "Affiliate" has the meaning ascribed
thereto in
Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.
Section 1.3    "Associate" of a person means
               (a)  a corporation or organization
(other than a
party to this Agreement) of which such person is a director, an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;
               (b)  any trust or other estate in which
such
person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity;
               (c)  any relative or spouse of such
person or any
relative of such spouse; and
               (d)  a director or officer of such
person, or a
person that directly or indirectly, is the beneficial owner of
10% or more of any class of equity securities of such person or any relative or spouse of such director, officer or beneficial owner or any relative of such spouse.
Section 1.4    "Beneficially Own" means, with respect
to any
security, having direct or indirect (including through any
Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the Exchange
Act,
including pursuant to any agreement, arrangement or understanding, whether or not in writing.
Section 1.5    "Gottschalks Common Stock" has the
meaning set
forth in the recitals of this Agreement.
Section 1.6    "Covered Transaction" means any merger,
consolidation, other business combination, liquidation, sale of
Gottschalks or all or substantially all of the assets of
Gottschalks or any other change of control of Gottschalks or similar extraordinary transaction but excluding an acquisition by
Gottschalks involving an amount which is less than 50% of the Pro
Forma Value of Gottschalks after the acquisition and in which
Gottschalks remains in control following the acquisition.
Section 1.7    "Director" means a member of the Board
of
Directors of Gottschalks.
Section 1.8 "Early Standstill Termination Event" has the meaning set forth in Section 3.6.
Section 1.9    "Exchange Act" means the Securities
Exchange Act
of 1934, as amended.
Section 1.10   "Gottschalks" has the meaning set forth
in the
recitals of this Agreement.
Section 1.11   "Governmental Entity" means any
government or any
agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
Section 1.12   "person" means any individual,
corporation,
partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Entity.
Section 1.13 "Pro Forma Value" means the market value of outstanding equity securities of Gottschalks (based upon a 20 trading day average closing price for publicly traded equity securities), plus the debt reflected on Gottschalks' balance sheet, less any cash on such balance sheet, immediately following the consummation of the acquisition, merger or other business combination transaction.
Section 1.14   "Standstill Extension Term" has the
meaning set
forth in Section 3.6(a).
Section 1.15   "Standstill Period" has the meaning set
forth in
Section 3.6(a).
Section 1.16   "Stockholders' Agreement" means that
certain
Stockholders' Agreement among ECI, Gottschalks, Joseph
Levy and
Bret Levy dated the date hereof.
Section 1.17   "Asset Purchase Agreement" has the
meaning set
forth in the recitals of this Agreement.
Section 1.18   "Subsidiary" means any corporation,
partnership
limited liability company, joint venture, business trust or other entity of which the specified person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors (or others performing similar functions) with respect to such corporation or other organization, or otherwise has the ability to control such corporation, partnership, limited liability company, joint venture, business trust or other entity.

ARTICLE 2.  STANDSTILL PROVISIONS
Section 2.1 Standstill Provisions. ECI agrees that, during the term of this Agreement, without Gottschalks' prior written consent, ECI will not and will cause its Affiliates and Associates not to, directly or indirectly:
(a)  purchase or otherwise acquire shares of
Gottschalks Common
Stock (or options, rights or warrants or other commitments to purchase and securities convertible into (or exchangeable or redeemable for) shares of Gottschalks Common Stock) as a result of which, after giving effect to such purchase or acquisition,
ECI and its Affiliates and Associates would Beneficially Own in the aggregate more than 33?% of the outstanding shares of
Gottschalks Common Stock;
(b)  form, join or in any way participate in a "group"
(within
the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Gottschalks;
(c) participate in or solicit, encourage or propose to effect or negotiate any Covered Transaction (other than pursuant to the
Asset Purchase Agreement);
(d) initiate or propose any stockholder proposal with respect to a Covered Transaction other than with the consent of Gottschalks'
Board of Directors or induce or attempt to induce any other person to initiate any stockholder proposal with respect to a
Covered Transaction other than with the consent of Gottschalks'
Board of Directors or make any statement or proposal, whether written or oral, to the Board of Directors of Gottschalks with respect to a Covered Transaction, or to any director, officer or agent of Gottschalks, or make any public announcement or proposal whatsoever with respect to a Covered Transaction or solicit or encourage any other person to make any such statement or proposal;
(e) solicit, initiate, encourage or in any way participate, directly or indirectly, in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1));
call, or in
any way encourage or participate in a call for, any special meeting of stockholders of Gottschalks (or take any action with respect to acting by written consent of the stockholders of
Gottschalks); request, or take any action to obtain or retain any list of holders of any securities of Gottschalks; or initiate or propose any stockholder proposal or participate in or encourage the making of, or solicit stockholders of Gottschalks for the approval of, one or more stockholder proposals;
(f) propose a nominee for director, or express support or opposition for any nominee for director or seek a change in the composition or size of Gottschalks' Board of Directors other than as provided in the Stockholders' Agreement; or
(g) make a request to Gottschalks (or its directors, officers, stockholders, employees or agents) to amend or waive any provisions of this Agreement, the Certificate of Incorporation or
Bylaws of Gottschalks or seek to challenge the legality or effect thereof, including without limitation any public request to permit ECI or any other person to take any action in respect of the matters referred to in this Section 2.1;
(h) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing;
or
(i) disclose any intention, plan or arrangement inconsistent with the foregoing.
Without limiting the foregoing, but for clarification purposes only, the above restrictions are not intended to limit the performance by the ECI Directors of their fiduciary duties as directors acting solely in that cacacity.
ARTICLE 3.  GENERAL
Section 3.1 Notification as to Certain Matters. ECI will notify
Gottschalks of any change in the Beneficial Ownership of ECI and its Affiliates and Associates involving in the aggregate not less than 50,000 shares of Gottschalks Common Stock not later than two business days after such change and from time to time, upon request, will notify Gottschalks of the number of shares of
Gottschalks Common Stock Beneficially Owned by ECI and its
Affiliates and Associates and of the names and addresses of all such persons, including, without limitation, Affiliates to whom
ECI Shares have been transferred in accordance with the Stockholders' Agreement. Gottschalks will notify ECI from time to time, upon request, of the number of shares of Gottschalks
Common Stock outstanding.
Section 3.2 Specific Performance. ECI and Gottschalks each acknowledge that, in view of the uniqueness of arrangements contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this
Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.
Section 3.3 Amendments; Waiver. This Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this
Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
Section 3.4  Entire Agreement.  This Agreement,
together with the
Asset Purchase Agreement and the other agreements of the parties of even date herewith, contains the entire understanding of the parties with respect to the subject matter of this Agreement.
Except as specifically provided herein, this Agreement is not assignable by either of the parties. This Agreement is binding upon the respective successors of the parties and upon the
Affiliates of ECI to whom any of the ECI Shares have been transferred in accordance with the Stockholders'
Agreement.
Section 3.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
Section 3.6 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (i) when delivered personally or by telecopier,
(ii) if to a party in the same country as the mailing party, when mailed first class registered or certified mail, postage prepaid, or (iii) if to a party in a different country from the sending party, on the second day following deposit with a reputable commercial air courier, charges prepaid, to each respective party as shown below:

(a)  If to Gottschalks:
Gottschalks Inc.
7 River Park Place
Fresno, CA  93720
Attention: General Counsel
Telecopier: (209) 434-4666

with copies to:
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA  90071
Attention: D. Stephen Antion, Esq.
Telecopier: (213) 430-6407

(b)  If to ECI:
El Corte Ingles, S.A.
Hermosilla, 112
28009 Madrid SPAIN
Attention: Jorge Pont
Telecopier: 011-34-91-402-1567

With copies to:
McPeters, McAlearney, Shimoff & Hatt
4 W. Redlands Boulevard, 2nd Floor
P.O. Box 2084
Redlands, California 92373
Attention:  Thomas H. McPeters, Esq.
Telecopier: (909) 792-6234

Section 3.7  Term.

(a) This Agreement shall be effective from the date hereof through ___________, 2003 [the fifth anniversary of the Closing]
(the "Standstill Period"), provided, however, that the Standstill
Period shall be automatically extended for successive one-year periods (each such period, a "Standstill Extension
Term") unless
ECI shall have given Gottschalks 120-days' notice prior to the commencement of a Standstill Extension Term that ECI elects that such Standstill Extension Term not commence.
(b)  Notwithstanding the above, the Standstill Period
(or the
Standstill Extension Term, as applicable) shall terminate upon the occurrence of any of the following events:
(i) any default (not cured within the applicable cure period) by
Gottschalks under any of Gottschalks' material debt agreements which default would result in a material adverse effect on
Gottschalks and its Subsidiaries taken as a whole;
(ii)  approval by the Board of Directors of Gottschalks
(without
ECI's or its Affiliates' approval) of a Covered
Transaction;
(iii) material breach by Gottschalks, Joseph Levy or Bret
Levy of the Stockholders' Agreement which is neither cured nor desisted from within 30 days of receipt of written notice from
ECI of such breach; or
(iv) material breach by Gottschalks of  the 8%
Subordinated Note,
which is neither cured nor desisted from within 30 days of receipt of written notice from ECI of such breach.
Any event set forth in paragraph (b) of this Section
3.7 shall be
an "Early Standstill Termination Event."
Section 3.8  Governing Law.  This Agreement shall be
governed by
and construed in accordance with the laws of the State of
California without regard to principles of conflict of law. Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation. Each party further irrevocably designates and appoints the individual identified in or pursuant to
Section 3.6
hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section 3.6; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process.
If any
agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section
3.6.  Each
party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.
Section 3.9    Attorney's Fees.  In the event of any
action,
complaint, petition or other proceeding, ("Action") by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such
Action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item.
The parties intend that the preceding sentences be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.
Section 3.10  Counterparts.  This Agreement may be
executed in
any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[remainder of page intentionally left blank]
 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date provided first written above.



                              EL CORTE INGLES, S.A.



                              By:
                                   Name:
                                   Title:



                              GOTTSCHALKS INC.



                              By:
                                   Name:
                                   Title:






EXHIBIT K




STOCKHOLDERS' AGREEMENT
by and among
EL CORTE INGLES, S.A.,
GOTTSCHALKS INC.,
JOSEPH LEVY
and
BRET LEVY
dated as of
___________, 1998




 TABLE OF CONTENTS

                                       Page

ARTICLE 1  Definitions                  1
Section 1.1    "Affiliate"              1
Section 1.2    "Agreement"              1
Section 1.3    "Asset Purchase
                Agreement"              2
Section 1.4    "Beneficially Own"       2
Section 1.5    "Board"                  2
Section 1.6    "Change in Control"      2
Section 1.7    "Closing"                3
Section 1.8    "Gottschalks Common
                Stock"                  3
Section 1.9    "Designated Board"       3
Section 1.10   "Director"               3
Section 1.11   "Early Standstill
                Termination Event"      4
Section 1.12   "ECI"                    4
Section 1.13   "Exchange Act"           4
Section 1.14   "fully diluted"          4
Section 1.15   "Gottschalks"            4
Section 1.16   "Harris"                 4
Section 1.17   "Governmental Entity"    4
Section 1.18   "Group"                  4
Section 1.19   "Independent Nominees"   4
Section 1.20   "Investor"               4
Section 1.21   "Investor Nominees"      4
Section 1.22   "Management"             4
Section 1.23   "Management Nominees"    4
Section 1.24   "Nominating Committee"   4
Section 1.25   "person"                 4
Section 1.26   "Securities Act"         5
Section 1.27   "Standstill Agreement"   5
Section 1.28   "Subsidiary"             5
Section 1.29   "Transfer"               5
Section 1.30   "Transferee"             5
Section 1.31   "Voting Securities"      5

ARTICLE 2  Board of Directors          5
Section 2.1    Members of the Board    5
Section 2.2    Committee
               Representation.         8
Section 2.3    Vacancies               8

ARTICLE 3  Voting Rights               9
Section 3.1    Gottschalks Common
               Stock - Voting Rights and
               Obligations             9
Section 3.2    Management Registration
               Rights                  9

ARTICLE 4  Restrictions on Transfer    9
Section 4.1    Restrictions on
                Transfer               9
Section 4.2    Notification of
                 Restrictions         10
Section 4.3    Notice to Gottschalks  11
Section 4.4    Compliance with
               Insider Trading
               Policy                 11
Section 4.5    Compliance with Law    11

ARTICLE 5  Non-Competition            11

ARTICLE 6  Miscellaneous              11
Section 6.1    Term                   11
Section 6.2    Counterparts           12
Section 6.3    Governing Law          12
Section 6.4    Entire Agreement       12
Section 6.5    Expenses               12
Section 6.6    Notices                12
Section 6.7    Successors and
               Assigns               14
Section 6.8    Headings              14
Section 6.9    Amendments and
               Waivers               14
Section 6.10   Interpretation;
              Absence of
              Presumption           14
Section 6.11   Severability         14
Section 6.12   Further Assurances   14
Section 6.13   Specific
               Performance          14
Section 6.14   Arbitration          15
Section 6.15   Attorney's Fees      15

          THIS STOCKHOLDERS' AGREEMENT (the
"Agreement"), dated
as of ________, 1998, is made by and among El Corte
Ingles, S.A.,
a Spanish corporation ("ECI"), Gottschalks Inc., a
Delaware
corporation ("Gottschalks"), Joseph Levy, an individual and Bret
Levy, an individual. Capitalized terms used and not defined herein have the meanings given to them in the Asset
Purchase
Agreement (hereinafter defined).
RECITALS
WHEREAS, Gottschalks, ECI and The Harris Company, a
California
corporation and a wholly-owned subsidiary of ECI
("Harris"), have
entered into an Asset Purchase Agreement, dated as of July 21,
1998 (the "Asset Purchase Agreement"), pursuant to which Harris has agreed to sell, and Gottschalks has agreed to purchase, substantially all of the assets and certain of the liabilities of
Harris for certain consideration, including, but not limited to, certain shares of Gottschalks Common Stock (hereinafter defined), upon the terms and subject to the conditions set forth therein;
and
WHEREAS, the shares of Gottschalks Common Stock to be issued pursuant to the Asset Purchase Agreement will be issued to
Harris, ECI's wholly-owned subsidiary; and
WHEREAS, it is a condition to the transactions contemplated by the Asset Purchase Agreement and the parties believe it to be in their best interests that they enter into this Agreement and provide for certain rights and restrictions with respect to the investment by ECI (through Harris) in Gottschalks, certain rights and restrictions of Joseph Levy and Bret Levy with respect to their ownership of Gottschalks Common Stock and the corporate governance of Gottschalks.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE 1

Definitions
As used in this Agreement, the following terms shall have the following respective meanings:
Section 1.1    "Affiliate" shall have the meaning
ascribed
thereto in Rule 12b-2 promulgated under the Exchange
Act, and as
in effect on the date hereof.
Section 1.2    "Agreement" shall have the meaning set
forth in
the first paragraph hereof.
Section 1.3    "Asset Purchase Agreement" shall have
the meaning
set forth in the second paragraph hereof.
Section 1.4    "Beneficially Own" shall mean, with
respect to any
security, having direct or indirect (including through any
Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the Exchange
Act,
including pursuant to any agreement, arrangement or understanding, whether or not in writing.
Section 1.5    "Board" shall mean the board of
directors of
Gottschalks.
Section 1.6    "Change in Control" shall mean the
occurrence of
any of the following events:
(a) An acquisition (other than directly from Gottschalks) of any
Voting Securities by any person immediately after which such person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of Gottschalks' then outstanding Voting
Securities; provided, however, in determining whether a Change in
Control has occurred, Voting Securities which are acquired in a
"Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.
A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (i) Gottschalks or (ii) a Subsidiary of Gottschalks, (2) Gottschalks or any Subsidiary of
Gottschalks,
(3) any person or Group who, immediately prior to the date hereof had Beneficial Ownership of fifteen percent (15%) or more of the
Gottschalks Common Stock or (4) any person in connection with a
"Non-Control Transaction" (as hereinafter defined).
(b) A merger, consolidation or reorganization involving
Gottschalks, unless:
     (i) the stockholders of Gottschalks immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting
Securities
immediately before such merger, consolidation or reorganization;
and
     (ii) the individuals who were members of the Designated
Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the Board of the
Surviving Corporation; and
     (iii) no person (other than Gottschalks or any Subsidiary of Gottschalks, any employee benefit plan
(or any
trust forming a part thereof) maintained by Gottschalks, the
Surviving Corporation or any Subsidiary of Gottschalks, or any person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent
(25%) or more of the then outstanding Voting
Securities) has
Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities; and
     (iv) a transaction described in clauses (i) through (iii) of this paragraph (b) shall herein be referred to as a "Non-Control
Transaction."
(c) A complete liquidation or dissolution of Gottschalks.
(d) An agreement for the sale or other disposition of all or substantially all of the assets of Gottschalks to any person
(other than a transfer to a Subsidiary).
(e)  The acquisition of any Voting Securities by Joseph
Levy,
Sharon Levy or their lineal descendents immediately after which
Joseph Levy, Sharon Levy and their lineal descendents together have a pecuniary interest in more than fifty percent
(50%) of
Gottschalks' then outstanding equity securities.
(f)  The acquisition of any Voting Securities by Gerald
Blum, his
spouse or his lineal descendents immediately after which Gerald
Blum, his spouse and his lineal descendents together have a pecuniary interest in more than fifty percent (50%) of Gottschalks' then outstanding equity securities.
(g) Buyer is no longer a reporting company under the Exchange
Act.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the "Subject
Person")
acquired Beneficial Ownership or pecuniary interest of more than the permitted amount of the outstanding Voting
Securities or
equity securities as a result of the acquisition of Voting
Securities or equity securities by Gottschalks which, by reducing the number of Voting Securities or equity securities outstanding, increases the proportional number of shares
Beneficially Owned by
the Subject Person or in which the subject person has a pecuniary interest, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Gottschalks, and after such share acquisition by Gottschalks, the Subject Person becomes the
Beneficial Owner of the additional Voting Securities which increases the percentage of the then outstanding Voting
Securities Beneficially Owned by the Subject Person, then a
Change in Control shall occur.
Section 1.7    "Closing" shall have the meaning set
forth in the
Stock Purchase Agreement.
Section 1.8    "Gottschalks Common Stock" shall mean
the common
stock, par value $0.01 per share, of Gottschalks.
Section 1.9    "Designated Board" shall have the
meaning set
forth in Section 2.1(a).
Section 1.10   "Director" shall mean a member of the
Board.
Section 1.11   "Early Standstill Termination Event"
shall have
the meaning set forth in the Standstill Agreement.
Section 1.12   "ECI" shall have the meaning set forth
in the
first paragraph hereof.
Section 1.13   "Exchange Act" shall mean the Securities
Exchange
Act of 1934, as amended.
Section 1.14 "fully diluted" shall mean, with respect to the
Gottschalks Common Stock, the total number of outstanding shares of Gottschalks Common Stock (for such purposes, treating as outstanding Gottschalks Common Stock all options or warrants to purchase and securities convertible into (or exchangeable or redeemable for) the Gottschalks Common Stock as of the relevant measurement date).
Section 1.15 "Gottschalks" shall have the meaning set forth in the first paragraph hereof.
Section 1.16   "Harris" shall have the meaning set
forth in the
second paragraph hereof.
Section 1.17   "Governmental Entity" means any
government or any
agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
Section 1.18   "Group" shall mean a "group" as such
term is used
in Section 13(d)(3) of the Exchange Act.
Section 1.19   "Independent Nominees" shall have the
meaning set
forth in Section 2.1(a).
Section 1.20   "Investor" shall mean ECI (through
Harris),
together with and any Transferee, and so long as Harris and any
Transferee own shares of Gottschalks Common Stock, such persons shall be treated as one entity for the purposes of this Agreement.
Section 1.21   "Investor Nominees" shall have the
meaning set
forth in Section 2.1(a).
Section 1.22   "Management" shall mean Joseph Levy and
Bret Levy.
Section 1.23   "Management Nominees" shall have the
meaning set
forth in Section 2.1(a).
Section 1.24   "Nominating Committee" shall mean the
nominating
committee of the Board as it is constituted from time to time.
Section 1.25   "person" shall mean any individual,
corporation,
partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Entity.
Section 1.26   "Securities Act" shall mean the
Securities Act of
1933, as amended.
Section 1.27   "Standstill Agreement" shall mean that
certain
Standstill Agreement by and between ECI and Gottschalks dated the date hereof.
Section 1.28 "Subsidiary" shall mean any corporation, partnership limited liability company, joint venture, business trust or other entity of which the specified person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors (or others performing similar functions) with respect to such corporation or other organization, or otherwise has the ability to control such corporation, partnership, limited liability company, joint venture, business trust or other entity.
Section 1.29   "Transfer" shall have the meaning set
forth in
Section 4.1.
Section 1.30 "Transferee" shall mean any Affiliate of Harris to whom Harris has transferred shares of Gottschalks
Common Stock
pursuant to Section 4.1(a)(iii) of this Agreement.
Section 1.31   "Voting Securities" shall mean at any
time shares
of any class of capital stock of Gottschalks which are then entitled to vote generally in the election of Directors.

ARTICLE 2

Board of Directors
Section 2.1    Members of the Board.
(a)  Prior to the Closing, the Board is comprised of
three
members of management of Gottschalks, one person
related to
certain members of management of Gottschalks and five
independent
directors.  Immediately following the Closing,
Gottschalks,
Management and ECI will take all action necessary to
cause two
Investor Nominees (hereinafter defined) to be added to
the Board.
Thereafter, subject to the terms of this Agreement, at
each
annual or special meeting of stockholders of
Gottschalks at, or
the taking of action by written consent of stockholders
of
Gottschalks with respect to, which any Directors are to
be
elected, Gottschalks, Management and Investor will take
all
action required by this Agreement to cause the Board to
be
structured to consist of eleven (11) members, of which
two (2)
members will be designees of ECI (the "Investor
Nominees") and
the remaining nine (9) members will consist of members
of
management or persons affiliated with management that
are
designated by Management (the "Management Nominees")
and
independent directors (the "Independent Nominees"),
collectively,
the "Designated Board"; provided, however, that the
Designated
Board shall be increased to twelve (12) members, and
Investor
shall be entitled to a total of three (3)
representatives on the
Designated Board, if and during such time as Investor
Beneficially Owns a number of shares of Gottschalks
Common Stock
equal to at least 30% of the outstanding Gottschalks
Common
Stock, on a fully diluted basis.
(b)  Investor's representation on the Designated Board
will be
reduced to one representative and the size of the
Designated
Board will be reduced by the number of Investor
Nominees so
resigning if either: (i) Investor disposes of more than
700,000
shares of Gottschalks Common Stock; or (ii) Investor
and its
Affiliates Beneficially Own a number of shares of
Gottschalks
Common Stock equal to less than 10% of the outstanding
Gottschalks Common Stock, on a fully diluted basis.
(c)  Investor's representation on the Board will be
terminated on
the earlier of:  (i) the date Investor disposes of more
than
1,350,000 shares of Gottschalks Common Stock; or (ii)
Investor
and its Affiliates Beneficially Own a number of shares
of
Gottschalks Common Stock equal to less than 5% of the
outstanding
Gottschalks Common Stock, on a fully diluted basis.
(d)  Subject to the terms of this Agreement:  (i)
Investor has
the right to designate the Investor Nominees; (ii)
Joseph Levy
(if he is alive and has the capacity) or Bret Levy (if
Joseph
Levy is not alive or no longer has the capacity) has
the right to
designate the Management Nominees; and (iii)  the
Nominating
Committee, or the Board if there is no Nominating
Committee, has
the right to designate the Independent Nominees.  In
the event
both Joseph Levy and Bret Levy are deceased or
incapacitated, the
Management Nominees shall be chosen by the Chief
Executive
Officer of Gottschalks.
(e)  Investor and Management each agrees not to name
any person
as a nominee to the Board if (i) such person is not
reasonably
experienced in business or financial matters, (ii) such
person
has been  convicted of, or has pled nolo contendere to,
a felony,
(iii) the election of such person would violate any
law, or (iv)
any event required to be disclosed pursuant to Item
401(f) of
Regulation S-K of the Exchange Act has occurred with
respect to
such person.  Investor and Management, respectively,
shall each
use reasonable efforts to afford the Independent
Nominees of
Gottschalks a reasonable opportunity to meet any
individual that
it is considering naming as a nominee to the Board.
(f)  Subject to Section 6.1 of this Agreement,
Gottschalks will
support the nomination of and the election of each
Investor
Nominee, each Management Nominee and each Independent
Nominee to
the Board, and Gottschalks will exercise all authority
under
applicable law to cause each Investor Nominee, each
Management
Nominee and each Independent Nominee to be elected to
the Board
as provided herein.  Without limiting the generality of
the
foregoing, with respect to each meeting of stockholders
of
Gottschalks at which Directors are to be elected,
Gottschalks
shall use its reasonable efforts to solicit from the
stockholders
of Gottschalks eligible to vote in the election of
Directors
proxies in favor of each Investor Nominee, each
Management
Nominee and each Independent Nominee.
(g)  Subject to Section 6.1 of this Agreement:
     (i)  During the period under this Agreement, if
any, that
Investor shall be entitled pursuant to the proviso of
Section
2.1(a) to designate three Investor Nominees, if the
total size of
the Board is later increased (other than as the result
of an
acquisition transaction approved by the Board) Investor
shall be
entitled to a proportionate increase in the number of
Investor
Nominees.  The new number of Investor Nominees shall be
calculated by multiplying 3/12 by the size of the new
Board
(excluding any Directors who have been added as a
result of any
acquisition transaction approved by the Board) and
rounding the
result up to the next whole number where the resulting
fraction
is .5 or above.  The table below is provided by way of
example:
Number of Directors   Number of Investor Nominees
          13                  3
          14                  4
          15                  4
          16                  4
          17                  4
     (ii) During the period under this Agreement, if
any, that
Investor shall be entitled to designate two Investor
Nominees, if
the total size of the Board is increased (other than as
the
result of an acquisition transaction approved by the
Board),
Investor shall be entitled to a proportionate increase
in the
number of Investor Nominees.  The new number of
Investor Nominees
shall be calculated by multiplying 2/11 by the size of
the new
Board (excluding any Directors who have been added as a
result of
any acquisition transaction approved by the Board) and
rounding
the result up to the next whole number where the
resulting
fraction is .5 or above.  The table below is provided
by way of
example:
Number of Directors   Number of Investor Nominees
          12                  2
          13                  2
          14                  3
          15                  3
          16                  3
          17                  3
     (iii)     During the period under this Agreement,
if any,
that Investor shall  be entitled to designate one
Investor
Nominee, if the total size of the Board is increased
(other than
as the result of an acquisition transaction approved by
the
Board), Investor shall be entitled to a proportionate
increase in
the number of Investor Nominees.  The new number of
Investor
Nominees shall be calculated by multiplying 1/11 by the
size of
the new Board (excluding any Directors who have been
added as a
result of any acquisition transaction approved by the
Board) and
rounding the result up to the next whole number where
the
resulting fraction is .5 or above.  The table below is
provided
by way of example:
Number of Directors   Number of Investor Nominees
          12                  1
          13                  1
          14                  1
          15                  1
          16                  1
          17                  2
(h)  If the Board is increased as provided in paragraph
(g) of
this Section 2.1, other than those new Directors which must be
Investor Nominees pursuant to such paragraph (g), new
Directors
to be added to the Board shall be  either Management
Nominees or
Independent Nominees. Such Board, as then constituted, will be the "Designated Board" for all purposes hereunder.
(i) If Investor's right to nominate directors to the Board is reduced or terminated as set forth in this Agreement, Investor shall cause the applicable number of its Investor
Nominees to
immediately resign (regardless of the remaining term, if any) and, in the event that the number of Investor Nominees is reduced rather than terminated, the Designated Board shall be reduced in size by the number of Investor Nominees so resigning.
(j) Except as otherwise set forth in this Section 2.1, Gottschalks shall not reduce the number of Investor
Nominees or
Independent Nominees without Investor's consent.
Section 2.2    Committee Representation.  During such
time, if
any, as Investor is entitled to have at least one
Investor
Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2, Gottschalks shall cause at least one Director who is an Investor Nominee to be appointed to each standing committee of the Board. Notwithstanding the foregoing, if none of the Directors who are Investor Nominees would be considered "independent" of Gottschalks,
"disinterested,"
"nonemployee directors" and "outside directors" (i) for purposes of any applicable rule of the New York Stock Exchange or any other securities exchange or other self-regulating organization requiring that members of the audit committee of the Board be independent of Gottschalks or (ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board charged with responsibility for such plan or arrangement be "independent" of Gottschalks,
"disinterested,"
"nonemployed directors" or "outside directors," then a Director who is an Investor Nominee shall not be required to be appointed to any such standing committee. In no event shall any Investor
Nominee serve on any committee of the Board evaluating any transaction or potential transaction involving
Gottschalks and
any of Investor, its Affiliates or any Group of which Investor is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the Directors who are Investor Nominees. Any members of any committee who are Investor Nominees shall, in the event of any vacancy in such membership, be replaced by a Director who is an Investor Nominee elected by the Directors who are Investor
Nominees.
Section 2.3    Vacancies.  In the event that any
Investor Nominee
shall cease to serve as a Director for any reason other than the fact that Investor no longer has a right to nominate such
Director, the vacancy resulting thereby shall be filled by an
Investor Nominee designated by Investor; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 2.1(e).
In the
event that any Management Nominee or Independent
Nominee shall
cease to serve as a Director, the vacancy resulting thereby shall be filled in accordance with the terms of this Agreement with either a Management Nominee or an Independent Nominee provided, however, that any nominee so designated shall satisfy the qualification requirements set forth in Section 2.1(e).
ARTICLE 3

Voting Rights
Section 3.1 Gottschalks Common Stock - Voting Rights and
Obligations.
(a) Subject to the provisions of this Section 3.1(a), Investor and its Affiliates may vote the shares of Gottschalks
Common
Stock which they own in their sole and absolute discretion.
Investor shall and shall cause its Affiliates to: (i) be present, in person or represented by proxy, at all stockholder meetings of Gottschalks so that all Gottschalks Common
Stock
beneficially owned by Investor and its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings; and (ii) vote or consent, or cause to be voted or a consent to be given, with respect to all Gottschalks
Common Stock
owned beneficially or of record by Investor or its Affiliates or of which Investor or its Affiliates otherwise has the power to vote: (A) in favor of the election of the Investor
Nominees, the
Management Nominees and the Independent Nominees; and
(B) with
regard to any transaction which would result in a Change in
Control that has been approved by the Board and submitted to a vote of Gottschalks' stockholders, as recommended by the Board.
(b) Subject to the provisions of this Section 3.1(b), each member of Management may vote the shares of Gottschalks
Common
Stock owned by such member in his sole and absolute discretion.
Management shall: (i) be present, in person or represented by proxy, at all stockholder meetings of Gottschalks so that all
Gottschalks Common Stock beneficially owned by Management may be counted for the purpose of determining the presence of a quorum at such meetings; and (ii) vote or consent, or cause to be voted or a consent to be given, with respect to all Gottschalks Common
Stock owned beneficially or of record by Management or of which
Management otherwise has the power to vote in favor of the election of the Investor Nominees, the Independent
Nominees and
the Management Nominees.
Section 3.2    Management Registration Rights.  With
respect to
any request by members of management of Gottschalks or members of the Joseph Levy family to the Board to participate in any registration of shares of Gottschalks stock owned by such persons, Investor shall cause the Investor Nominees to vote proportionately with the group of Directors composed of the
Management Nominees and the Independent Nominees voting on such request, taken as a whole.
ARTICLE 4

Restrictions on Transfer
Section 4.1    Restrictions on Transfer.
(a) Until the earlier of (x) __________, 2003 [fifth anniversary of Closing], or (y) approval by the stockholders of Gottschalks of a transaction which would result in a Change in Control,
Investor will not directly or indirectly sell, transfer, pledge or otherwise dispose of (collectively, "Transfer") any shares of
Gottschalks Common Stock issued to Harris except for:
(i)
Transfers made in compliance with the requirements of Rule 144 of the Securities Act, (ii) Transfers pursuant to negotiated transactions with third parties, provided that: (A) the transferee acknowledges that it is subject to the Standstill
Agreement and the provisions of Articles 3 and 4 of this
Agreement; and (B) Gottschalks approves any such Transfer that would result in a person beneficially owning more than 9.8% of the Gottschalks Common Stock, (iii) Transfers to one or more
Affiliates of Investor who agree to be bound by the terms and conditions of the Standstill Agreement and the obligations of the transferor under this Agreement, (iv) pledges to a bona fide financial institution for the purpose of securing bona fide indebtedness of Investor; provided, that: (A) such indebtedness is full recourse indebtedness; and (B) no such pledge, if enforced, would result in the bona fide financial institution or any person acquiring the pledged shares having
Beneficial
Ownership of more than 9.8% of the Gottschalks Common
Stock and
(v) Transfers pursuant to or in accordance with the Registration
Rights Agreement in a bona fide public offering.
(b) Any Transferee hereunder shall succeed to the obligations, but not the rights, of ECI under this Agreement.
Notwithstanding
the foregoing, ECI agrees that it shall remain fully liable for ensuring that the Transferee complies with all obligations assumed by Transferee pursuant to this Agreement.
(c)  Any Transfer contrary to the provisions of this
Section 4.1
shall be null and void and the transferee shall not be recognized by Gottschalks as the holder or owner of such shares for any purposes (including voting and dividend rights) unless and until such provisions are satisfied.
(d) This Agreement places no restrictions on the Transfer by
Management of any shares of Gottschalks Common Stock owned by
Management.
Section 4.2    Notification of Restrictions.
(a) Any certificates representing the shares of Gottschalks
Common Stock issued by Gottschalks to Investor will bear the following legend, which legend will remain until such time as the securities represented by the certificates are transferred without such shares continuing to be subject to this
Agreement:
"THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF AN
AGREEMENT
AMONG EL CORTE INGLES, S.A. [OR TRANSFEREE], THE
ISSUER, JOSEPH
LEVY AND BRET LEVY AND MAY NOT BE SOLD OR TRANSFERRED
EXCEPT IN
ACCORDANCE THEREWITH."
(b) The following legend: (i) will be placed on any certificates representing the shares of Gottschalks Common Stock owned or acquired by Investor or its Affiliates that were not issued by
Gottschalks to Harris and will remain on such certificates until the termination of this Agreement; and (ii) will be placed on any certificates representing the shares of Gottschalks
Common Stock
owned by Management and will remain on such certificates until the earlier of the termination of this Agreement and the date on which the shares represented by such certificate or certificates are transferred by Management:
"THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF AN
AGREEMENT
AMONG EL CORTE INGLES, S.A., THE ISSUER, JOSEPH LEVY
AND BRET
LEVY."
(c)  None of Investor, any Affiliate of Investor or
Management
shall deposit any shares of Gottschalks Common Stock owned by them into a voting trust or subject any such shares to any arrangement or agreement with respect to the voting of such shares inconsistent with the terms of this Agreement.
Section 4.3    Notice to Gottschalks.  During the
period
specified in Section 4.1, if Investor wishes to sell pursuant to
Section 4.1 any shares of Gottschalks Common Stock,
Investor
shall give Gottschalks 15 days' prior written notice of such proposed sale, setting forth the number of shares of Gottschalks
Common Stock that Investor proposes to sell, the expected timing of the proposed sale, and the details of such sale, in order to enable Gottschalks and Management to confirm that such sale complies with this Agreement.
Section 4.4    Compliance with Insider Trading Policy.
For as
long as Investor Beneficially Owns any shares of Gottschalks
Common Stock, it will, and will use its best efforts to cause its directors, officers, employees, agents, and representatives to, comply with the written policy of Gottschalks designed to prevent violations of insider trading and similar laws.
Section 4.5 Compliance with Law. During the term of this
Agreement, Investor shall comply with, and make timely filings in accordance with, Sections 13 and 16 of the Exchange
Act.
ARTICLE 5

Non-Competition
Investor acknowledges that in light of Investor's representation on the Board, it would be unfair for Investor to compete with
Gottschalks. For these and other reasons, and as an inducement to Gottschalks to enter into this Agreement, Investor agrees that during the term of this Agreement, Investor will not and will not allow Harris to, directly or indirectly, for its own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with Gottschalks in the States of Arizona, California, Colorado, Idaho, Montana,
Nevada, New
Mexico, Oklahoma, Oregon, Texas, Utah, Washington or
Wyoming;
provided, however, that nothing contained herein shall limit the right of Investor as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided Investor's equity interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

ARTICLE 6

Miscellaneous
Section 6.1    Term.  The provisions of Article 4 of
this
Agreement shall expire, upon the earlier of (i)
__________, 2003
[fifth anniversary of Closing], or (ii) approval by the stockholders of Gottschalks of a transaction which would result in a Change of Control. All other provisions of this Agreement shall expire, and Investor shall, in accordance with the provisions of paragraph (i) of Section 2.1 require its Investor
Nominees to immediately resign, upon the earlier of:
(i) the
date on which Investor no longer is entitled pursuant to Section
2.1 of this Agreement to a representative on the Board;
and (ii)
the expiration of the Standstill Agreement (other than as the result of an Early Standstill Termination Event).
Section 6.2    Counterparts.  This Agreement may be
executed in
any number of counterparts and by different parties in separate counterparts, all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 6.3    Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF
DELAWARE WITHOUT REFERENCE TO THE CHOICE OF LAW
PRINCIPLES
THEREOF.
Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation. Each party further irrevocably designates and appoints the individual identified in or pursuant to
Section 6.6
hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such action before any body, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section 6.6; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process.
If any
agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section
6.6.  Each
party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.
Section 6.4    Entire Agreement.  This Agreement,
together with
the Asset Purchase Agreement and the other agreements of the parties hereto and Harris of even date herewith, contain the entire agreement among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.
Section 6.5    Expenses.  Except as set forth in the
Asset
Purchase Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 6.6    Notices.  All notices, requests,
consents and
other communications hereunder shall be in writing and shall be deeded to have been made (i) when delivered personally or by telecopier, (ii) if to a party in the same country as the mailing party, when mailed first class registered or certified mail, postage prepaid, or (iii) if to a party in a different country from the sending party, on the second day following deposit with a reputable commercial air courier, charges prepaid, to each respective party as shown below:

(a)  If to Gottschalks:
Gottschalks Inc.
7 River Park Place
Fresno, CA  93720
Attention: General Counsel
Telecopier: (209) 434-4666

with a copy to:
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA  90071
Attention: D. Stephen Antion, Esq.
Telecopier: (213) 430-6407

(b)  If to Management, to each of the following:
Joseph Levy
Gottschalks Inc.
7 River Park Place
Fresno, CA  93720
Telecopier: (209) 434-4666

Bret Levy
Gottschalks Inc.
7 River Park Place
Fresno, CA  93720
Telecopier: (209) ________

(c)  If to ECI:
El Corte Ingles, S.A.
Hermosilla, 112
28009 Madrid SPAIN
Attention:  Mr Jorge Pont
Telecopier: 011-34-91-402-1567

With a copy to:
McPeters, McAlearney, Shimoff & Hatt
4 W. Redlands Boulevard, 2nd Floor
Redlands, California 92373
Attention:  Thomas H. McPeters, Esq.
Telecopier: (909) 792-6234

Section 6.7    Successors and Assigns.  This Agreement
shall be
binding upon and inure to the benefit of the parties hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
Neither this
Agreement nor any rights or obligations under it are assignable by any party hereto, except that ECI and any subsequent
Transferee shall be permitted to assign its rights hereunder as provided in Section 4.1 hereof.
Section 6.8    Headings.  The headings in this
Agreement are for
convenience only and shall not limit or otherwise affect the meaning hereof.
Section 6.9    Amendments and Waivers.  This Agreement
may be
amended only by agreement in writing of all parties.
No waiver
of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
Section 6.10   Interpretation; Absence of Presumption.
(a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs, of this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified,
(iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.
(b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
Section 6.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
Section 6.12   Further Assurances.  Gottschalks and
Investor
agree that, from time to time, each of them will, and will cause their respective Affiliates to, and Management agrees that it will execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.
Section 6.13   Specific Performance.  Each of the
parties hereto
acknowledges that, in view of the uniqueness of the arrangements contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this
Agreement has not been performed in accordance with its terms, and therefore agree that the other parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled, at law or in equity.
Section 6.14   Arbitration.
(a) Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Agreement or this Section 6.14 shall be determined by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American
Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act. The arbitration shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American Arbitration
Association with
each party, alternately striking names, with the last name remaining to be the arbitrator so selected. In the event that either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section
1281.8 of the Cal. Civ. Proc. Code shall apply. The arbitration of such issues, including without limitation any party's rights to specific performance pursuant to Article 5 or
Section 6.13
hereof or to any award of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law.
The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.
(b)  Proceedings under and the provisions of this
Section 6.14
shall be subject to Section 6.3 of this Agreement.
(c) Any arbitration proceedings hereunder shall be held in Los
Angeles, California.
(d)  Judgment upon any award rendered by the
arbitrator(s) may be
entered by any court having jurisdiction thereof.
Section 6.15   Attorney's Fees.  In the event of any
action,
complaint, petition, or other proceeding ("Action") by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such
Action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item.
The parties intend that the preceding sentences be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

 IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.
                      EL CORTE INGLES,S.A.




By_______________________________
                                      Name:
                                      Title:
                                   GOTTSCHALKS INC.




By_______________________________
                                      Name:
                                      Title:




__________________________________
   JOSEPH LEVY




__________________________________
   BRET LEVY


 ACKNOWLEDGEMENT AND AGREEMENT OF SPOUSE
The undersigned spouse of Joseph Levy acknowledges that she has read the attached Stockholders' Agreement of even date herewith and agrees to be bound thereby.
Dated:






            SHARON LEVY

 ACKNOWLEDGEMENT AND AGREEMENT OF SPOUSE
The undersigned spouse of Bret Levy acknowledges that she has read the attached Stockholders' Agreement of even date herewith and agrees to be bound thereby.
Dated:





EXHIBIT L

TRADENAME LICENSE AGREEMENT



          THIS TRADEMARK LICENSE AGREEMENT (the
"Agreement")
dated as of __________ __, 1998, is entered by and between The
Harris Company (the "Licensor"), a California corporation, and
Gottschalks Inc. (the "Licensee"), a Delaware corporation.

          WHEREAS, Licensor and Licensee have entered into an
Asset Purchase Agreement dated as of July 21, 1998 (the
"Sale
Agreement"), whereby Licensee agreed to purchase substantially all of the Assets of Licensor; and

          WHEREAS, Licensor is the owner of certain tradenames, trademarks and servicemarks used by Licensor that were not sold to Licensee as part of the Sale Agreement; and

          WHEREAS, Licensee desires to use said
tradenames,
trademarks and servicemarks for an unlimited period of time following the closing of the transactions contemplated by the
Sale Agreement (the "Closing");

          WHEREAS, the parties desire to set forth their agreement as to the use of said tradenames, trademarks and servicemarks by Licensor and Licensee following the Closing.

          NOW, THEREFORE, in consideration of the
foregoing and
of the mutual promises herein contained, Licensor and Licensee agree as follows:

     1.   Definition

     The term "Marks" when used herein means the tradenames, trademarks and servicemarks listed on Schedule 1 hereto, whether or not such tradenames, trademarks or servicemarks have been registered by the Licensor. All capitalized terms not defined herein shall have the meanings specified in the Sale
Agreement.

     2.   Grant of License

     (a)  Licensor hereby grants to Licensee a
royalty-free,
exclusive license to use the Marks in connection with the operation of department stores, retail or specialty stores or in any related activity (including in connection with the sale of merchandise via the Internet) (collectively, the "Field") in the
United States of America for a period of six months after the
Closing Date (the "Transitional License"); except that
Licensee
shall be entitled to use the Marks beyond such six-month period in connection with the following: (i) Licensee may continue to use existing supplies, including but not limited to, shopping bags with the Marks, and (ii) Licensee may allow customers of
Licensor to maintain existing customer credit cards using the
Marks rather than replacing such credit cards with credit cards bearing Licensee's name.

     (b) Licensor hereby further grants to Licensee a perpetual, royalty-free, exclusive license to use the servicemark
"Harris",
but only if used together with "Gottschalks", in connection with the Field (the "Perpetual License"). Such Exclusive
License is
exclusive to Licensee.

     (c) Licensor agrees that it shall not use or grant to any third party the right to use the Marks or any derivative thereof in the Field.

     (d) Licensee shall not sublicense its rights hereunder except to any of its wholly-owned subsidiaries.

     3.   Representations

     Licensor has complete rights to and ownership of the Marks for use in the Field as set forth in this Agreement and does not use the Marks in the Field by consent of any other person and is not required to and does not make payments to others with respect thereto. Licensor has not received any notice to the effect (or is otherwise aware) that its use of the Marks in the Field conflicts with or infringes (or allegedly conflicts with or infringes) the rights of any person.

     4.   Ownership

Licensee acknowledges that the Marks belong, subject to the terms of this License Agreement, to Licensor.

     5.   Quality Maintenance

     Licensor and Licensee each agree to supply each other with specimens of Licensor's or Licensee's, as applicable, use of the
Marks upon request. Licensor and Licensee shall advise each other of any new goods to be sold or services to be rendered by
Licensor or Licensee, as applicable, using the Marks in order to enable the other party to confirm that such use of the Marks complies with the terms of this Agreement. Licensor and Licensee each warrant and agree that it shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by this Agreement.

     6.   Form of Use

     Licensee and Licensor each agree that it will not use the
Marks in any way that would jeopardize, dilute, degrade, demean, injure, or lessen the value of the Marks, Licensor or Licensee and/or Licensor's or Licensee's image nor will Licensor or
Licensee allow any third party to jeopardize, dilute, degrade, demean, injure or lessen the value of the Marks.

     7.   Infringement Proceedings

     Licensor and Licensee each agree to notify the other in writing of any unauthorized use of the Marks by others as soon as it comes to such party's attention. Licensor agrees, at
Licensee's request, to pursue infringement or other unfair competition proceedings involving the Marks in the Field (where
Licensee believes that such use is in violation of Licensee's rights to the Marks as provided herein) at Licensee's cost with counsel satisfactory to Licensee but Licensee shall have the right to conduct and control the proceedings, compromise or settlement if Licensee chooses to do so. Licensee shall be entitled to all damages recovered in the event that such use is in violation of Licensee's rights to the Marks in the Field as provided herein.

     8.   Termination for Cause

     Licensor shall have the right to terminate this Agreement in the event of (i) any affirmative act of insolvency by Licensee,
(ii) the appointment of any receiver or trustee to take possession of the properties of Licensee or upon the winding up of Licensee or (iii) in the event of a material breach of this
Agreement by Licensee, if such breach remains uncured after ten
(10) days' written notice to Licensee.

     9.    Effect of Termination

     Upon termination of this Agreement, Licensee agrees to discontinue all use of the Marks as promptly as reasonably practicable, and to cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records.

     10.  Governing Law

     It is agreed that this Agreement shall be governed by the
Laws of the State of California.

     11.  Relationship of the Parties

     This Agreement does not create a partnership or joint venture between the parties.

     12.  Assignment

     The license granted to Licensee hereunder shall not be assigned by either party, except that Licensee may assign its rights hereunder to any wholly-owned Subsidiary of Licensee, and
Licensor may assign its rights hereunder to any Affiliate of
Licensor.

     13.  No Waivers

     Failure by either party to enforce any rights under this
Agreement shall not be construed as a waiver of such rights nor shall a waiver or default in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

     14.  Specific Performance

     Licensor and Licensee each acknowledge that, in view of the uniqueness of the Marks and the license thereto being granted by this Agreement, neither Licensor nor Licensee would have an adequate remedy at law in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that each party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which each may be entitled at law or in equity.

     15.  Attorney's Fees

          In the event of any action, complaint, suit or other proceeding by any party arising under or out of, in connection with or in respect of, this Agreement and the license of the
Marks contemplated hereby, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action, complaint, suit or other proceeding.
Attorney's
fees incurred in enforcing any judgment in respect of this
Agreement are recoverable as a separate item. The parties intend that the preceding sentences be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent by law, not be deemed merged into such judgment.

     16.  Consent to Jurisdiction

          Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum nonconveniens and agrees to be bound by any judgement rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation. Each party further irrevocably agrees that service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Licensor or Licensee.

     17.  Agreement to Arbitrate

          The provisions of Article 13 of the Sale
Agreement are
incorporated by reference herein as if set forth in full herein.

     18.  Titles

     Articles and paragraph titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement.

     19.  Entire Agreement

          This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, pertaining to the subject matter hereof shall be deemed to exist or to bind any of the parties hereto and all such prior agreements and understandings are superseded hereby.
No officer
or employee or agent of Licensor or Licensee has any authority to make any representation or promise not contained in this
Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.

THE HARRIS COMPANY,
Licensor

By:____________________________
Name:__________________________
Title:___________________________

GOTTSCHALKS INC.
Licensee

By:____________________________
Name:__________________________
Title:___________________________
 SCHEDULE 1

"Harris Stores"
"Harris"